Dentsply Sirona Reports Fourth Quarter and Full Year 2020 Results

•Q4 revenue decreased 2.6% to $1.08 billion. Organic revenue decreased 3.3%
•Q4 GAAP EPS decreased 2.2% to $0.45
•Q4 Non-GAAP EPS increased 19.2% to $0.87
•Q4 GAAP operating income decreased 1.5% to $135 million
•Q4 Non-GAAP operating income increased 13.1% to $251 million
•FY20 Generated strong operating cash flow of $635 million
•FY20 GAAP EPS loss of $(0.38)
•FY20 Non-GAAP EPS of $1.79
•Provides FY21 Non-GAAP EPS outlook range of $2.60 to $2.80

Charlotte, N.C., March 1, 2021 - DENTSPLY SIRONA Inc. (“Dentsply Sirona” or the "Company") (Nasdaq: XRAY), The Dental Solutions Company, today announced its financial results for the fourth quarter and full year 2020.

Fourth quarter net sales of $1.08 billion decreased 2.6%, compared to $1.1 billion in the fourth quarter of 2019. Net income for the fourth quarter of 2020 was $99 million, or $0.45 per diluted share, compared to $102 million, or $0.46 per diluted share in the fourth quarter of 2019. On an adjusted basis Non-GAAP net earnings per diluted share grew 19.2% to $0.87 compared to $0.73 in the fourth quarter of 2019. A reconciliation of the Non-GAAP measures to earnings per share calculated on a GAAP basis is provided in the attached table.

Don Casey, Chief Executive Officer, commented “Our fourth quarter results reflect the continued focus on disciplined execution and the gradual recovery in global dental markets. Our team delivered strong operational performance, exceeding our expectations across most metrics including operating margin expansion, healthy EPS growth and cash flow generation. We capped off the year with the strategic acquisition of Byte, a rapidly growing direct-to-consumer, doctor-directed clear aligner company. This acquisition is key to accelerating our growth in the clear aligner space. While uncertainty remains on the timing and extent of a full recovery in the dental market, our 2021 outlook reflects our confidence in our portfolio and our commitment to driving growth through strategic investments.”

Q4 20 and FY 20 Summary Results (GAAP)

(in millions, except per share amount and percentages)	Q4 20	Q4 19	YoY	FY 20	FY 19	YoY
Net Sales	1,082	1,111	(2.6%)	3,342	4,029	(17.1%)
Operating income (loss)	135	137	(1.5%)	(12)	361	(103.3%)
Operating income %	12.5%	12.3%		(0.4%)	9.0%
Diluted EPS	0.45	0.46	(2.2%)	(0.38)	1.17	(132.5%)

Q4 20 and FY 20 Summary Results (Non-GAAP)[1]

(in millions, except per share amount and percentages)	Q4 20	Q4 19	YoY	FY 20	FY 19	YoY
Net Sales	1,082	1,111	(2.6%)	3,342	4,029	(17.1%)
Organic Sales Growth %			(3.3%)			(16.7%)
Operating income	251	222	13.1%	537	742	(27.6%)
Operating income %	23.2%	20.0%		16.1%	18.4%
Diluted EPS	0.87	0.73	19.2%	1.79	2.45	(26.9%)
[1] Organic sales growth, Non-GAAP operating income, and Non-GAAP EPS are Non-GAAP financial measures which exclude certain items. Please refer to "Non-GAAP Financial Measures" below for a description of these measures and to the tables at the end of this release for a reconciliation between GAAP and Non-GAAP measures.

Segment Results

Consumables
Fourth quarter 2020 net sales were $449 million, up 1.6% versus prior year. Currency favorably impacted sales by 1.8%, while divestitures and discontinued products negatively impacted sales by 1.3%. On an organic basis, net sales increased by 1.1%. Sales of Restorative and Preventive consumables rebounded in the quarter but were partially offset by declines in Lab.

Technologies & Equipment
Fourth quarter 2020 net sales were $633 million, down 5.4% versus prior year. Currency favorably impacted sales by 3.0%, while divestitures and discontinued products decreased sales growth by 2.2%. On an organic basis, net sales declined by 6.2% as compared to prior year. The decline in organic sales was driven by the difficult CAD/CAM comp in 2019, partially offset by growth in clear aligners.

Cash Flow and Liquidity

Operating cash flow in the fourth quarter of 2020 was $263 million, as compared to $299 million in the prior year. Full year 2020 operating cash flow was consistent with full year 2019. In the fourth quarter, the Company paid $22 million in dividends, bringing a total of $228 million returned to shareholders in 2020. At December 31, 2020, the Company had $438 million of cash available on its balance sheet.

Fiscal Year 2021 Outlook

We expect fiscal year 2021 revenue in the range of $4.0B to $4.3B, up 20% to 30% on a reported basis and up 15% to 25% on an organic basis1. We expect adjusted operating income margin2 of at least 20%. FY2021 non-GAAP EPS is expected to be in the range of $2.60 to $2.80.

Further 2021 planning assumptions are included in the Q4 FY2020 Earnings Presentation posted at www.dentsplysirona.com. The Company does not provide forward-looking estimates on a GAAP basis as certain information is not available and cannot be reasonably estimated.

1 Organic sales growth, Non-GAAP operating income, and Non-GAAP EPS are Non-GAAP financial measures which exclude certain items. Please refer to "Non-GAAP Financial Measures" below for a description of these measures and to the tables at the end of this release for a reconciliation between GAAP and Non-GAAP measures.
2 Dentsply Sirona does not provide GAAP figures for these financial measures on a forward-looking basis, because the Company believes it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. These reconciling items include the impact of prospective acquisitions, acquisitions announced but not yet closed and other non-GAAP items, including restructuring costs and various other factors, many of which are difficult to predict.

Recent Announcements & Additional Highlights

Announced quarterly dividend of $0.10 payable on April 9th, 2021 to holders of record at the close of business on March 26th, 2021

Strategic Inorganic Investments

▪Byte Acquisition - The December 31, 2020 acquisition of Byte for $1.04 billion directly supports our focus on innovation and revenue growth by enhancing our scale in the clear aligner category and provides future access to potential new customers to our existing dental partners. Byte has a strong consumer brand and comes with a robust marketing and data analytics platform offering multiple strategic benefits. Combined with our SureSmile solution, we believe this acquisition will deepen our connection with dental professionals and consumers worldwide and extend access to additional patients. We expect this deal to be accretive to our long-term financial targets and Non-GAAP EPS.
▪Datum Dental, Ltd. Acquisition - The January 21, 2021 acquisition of Datum Dental for $95 million, with the potential for additional earn-out provision payments of up to $10 million, is part of our commitment to prioritizing deploying clinical innovations to our customers. Datum Dental is an Israel-based company known for its innovative dental regeneration products. The acquisition adds the clinically superior proprietary technology GLYMATRIX® and its strong OSSIX® biomaterial to our portfolio. Datum Dental complements Dentsply Sirona’s existing implant dentistry strategy around Ankylos, Astra Tech Implant System, Xive and Atlantis, focusing on established quality and meaningful innovation. In addition, Datum Dental has a strong R&D pipeline with many promising products with differentiated value propositions and Dentsply Sirona has the capacity to further invest in its future development.

Select Strategic New Product Launches

▪Axeos - This Q4 launch delivers a meaningful advancement in technologies to our portfolio. This 3D/2D imaging system offers enhanced clinical confidence, smart connectivity, and an exceptional experience, with the largest field of view of any Dentsply Sirona 3D/2D system. Axeos uses intelligent low dose exposure to capture high-quality images while providing easy-to-use features to enhance patient comfort, such as smart height adjustment and quick scan times, that lead to exceptional patient experiences with high infection prevention standards.
▪Surefil one - Innovative restorative filling material providing the first ever self-adhesive composite hybrid. This aesthetically pleasing option combines the simplicity of a glass ionomer and the durability of a resin-based composite to create an entirely new material class. Surefil one has an unlimited depth of cure - providing assurance in very deep cavities that a complete cure will be obtained without layering. It can also be light cured, so the restoration can be finished and polished immediately after surface light curing.

Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast on March 1, 2021 at 8:30 am ET. A presentation will also be available on www.dentsplysirona.com in the Investors section.

Investors can access the webcast via a link on Dentsply Sirona’s web site at www.dentsplysirona.com. For those planning to participate on the call, please dial +1-877-370-7637 for domestic calls, or +1-629-228-0723 for international calls. The Conference ID # is 8540717. A replay of the conference call will be available online on the Dentsply Sirona web site, and a dial-in replay will be available for one week following the call at +1-855-859-2056 (for domestic calls) or +1-404-537-3406 (for international calls), replay passcode # 8540717.

About Dentsply Sirona
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with a 134-year history of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. The Company’s shares of common stock are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:
Investors:
Kari Dixon
Vice President, Financial Planning & Analysis
+1-704-805-1281
Kari.Dixon@dentsplysirona.com

Forward-Looking Statements and Associated Risks

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (“COVID-19”) pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. For a written description of these factors, see the section titled “Risk Factors” in Dentsply Sirona’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net sales	$1,082	$1,111	$3,342	$4,029

Cost of products sold	511	501	1,685	1,864

Gross profit	571	610	1,657	2,165

Selling, general and administrative expenses	421	460	1,435	1,723

Goodwill impairment	—	—	157	—

Restructuring and other costs	15	13	77	81

Operating income (loss)	135	137	(12)	361

Net interest and other expense	12	—	48	16

Income (loss) before income taxes	123	137	(60)	345

Provision for income taxes	24	35	23	82

Net income (loss)	99	102	(83)	263

Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—

Net income (loss) attributable to Dentsply Sirona	$99	$102	$(83)	$263

Net income (loss) per common share attributable to Dentsply Sirona:
Basic	$0.45	$0.46	$(0.38)	$1.18
Diluted	$0.45	$0.46	$(0.38)	$1.17

Weighted average common shares outstanding:
Basic	218.6	222.7	219.2	223.1
Diluted	219.5	223.5	219.2	224.4

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	December 31, 2020	December 31, 2019
Assets

Current Assets:

Cash and cash equivalents	$438	$405
Accounts and notes receivable-trade, net	673	782
Inventories, net	466	562
Prepaid expenses and other current assets, net	214	251
Total Current Assets	1,791	2,000

Property, plant and equipment, net	791	802
Operating lease right-of-use assets, net	176	159
Identifiable intangible assets, net	2,504	2,176
Goodwill, net	3,986	3,397
Other noncurrent assets, net	94	69

Total Assets	$9,342	$8,603

Liabilities and Equity

Current liabilities:
Accounts payable	$305	$308
Accrued liabilities	653	629
Income taxes payable	60	56
Notes payable and current portion of long-term debt	299	2
Total Current Liabilities	1,317	995

Long-term debt	1,978	1,433
Operating lease liabilities	130	120
Deferred income taxes	393	480
Other noncurrent liabilities	554	480
Total Liabilities	4,372	3,508

Total Equity	4,970	5,095

Total Liabilities and Equity	$9,342	$8,603

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions) (unaudited)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:

Net (loss) income	$(83)	$263

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	142	133
Amortization of intangible assets	192	190
Amortization of deferred financing costs	5	3
Fixed asset impairment	3	33
Goodwill impairment	157	—
Indefinite lived intangible asset impairment	39	5
Definite-lived intangible asset impairment	—	4
Deferred income taxes	(64)	(37)
Stock based compensation expense	47	66
Restructuring and other costs - non-cash	10	16
Other non-cash (income) expense	(14)	(20)
Loss on disposal of property, plant and equipment	1	4
Gain on divestiture of noncontrolling interest	—	(9)
Loss on sale on non-strategic businesses and product lines	1	2
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	126	(91)
Inventories, net	124	14
Prepaid expenses and other current assets, net	42	13
Other noncurrent assets, net	1	(9)
Accounts payable	(23)	26
Accrued liabilities	(17)	45
Income taxes	(39)	(16)
Other noncurrent liabilities	(15)	(2)

Net cash provided by operating activities	635	633

Cash flows from investing activities:
Capital expenditures	(87)	(123)
Cash paid for acquisitions of businesses and equity investments, net of cash acquired	(1,078)	(3)
Cash received on sale of non-strategic businesses or product lines	1	11
Cash received on derivative contracts	58	40
Cash paid on derivatives contracts	(1)	—
Liquidation of short-term investments	—	1
Proceeds from sale of property, plant and equipment, net	1	5

Net cash used in investing activities	(1,106)	(69)

Cash flows from financing activities:
Net borrowings (repayments) on short-term borrowings	2	(69)
Cash paid for treasury stock	(140)	(260)
Cash dividends paid	(88)	(81)
Cash paid for acquisition of noncontrolling interests of consolidated subsidiaries	(2)	—
Proceeds from long-term borrowings, net of deferred financing costs	1,448	120
Cash paid for deferred financing costs	(6)	(1)
Repayments on long-term borrowings, net	(701)	(251)
Payments on terminated derivatives instruments	(30)	—
Proceeds from exercised stock options	11	109
Cash paid for contingent consideration on prior acquisitions	(4)	(33)

Net cash provided by (used in) financing activities	490	(466)

Effect of exchange rate changes on cash and cash equivalents	14	(3)

Net increase (decrease) in cash and cash equivalents	33	95

Cash and cash equivalents at beginning of period	405	310

Cash and cash equivalents at end of period	$438	$405

Supplemental disclosures of cash flow information:
Interest paid, net of amounts capitalized	$45	$30
Income taxes paid, net of refunds	$82	$112

Non-cash investing activities
Property, plant and equipment in accounts payable at end of period	$14	$14
Exchange of inventory for naming rights	$4	$3

Non-GAAP Financial Measures

In addition to results determined in accordance with U.S. generally accepted accounting principles (“US GAAP”) the Company provides certain measures in this press release, described below, which are not calculated in accordance with US GAAP and therefore represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. The Company discloses these measures to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and which may not be indicative of past or future performance of the normal operations of the Company. The Company believes that this information is helpful in understanding underlying operating results including net sales, operating income, and net income.

Organic Sales

The Company defines "organic sales" as the increase or decrease in net sales excluding: (1) net sales from acquired and divested businesses recorded prior to the first anniversary of the acquisition or divestiture, (2) net sales attributable to discontinued product lines in both the current and prior year periods, and (3) the impact of foreign currency translation, which is calculated by translating current period sales using the comparable prior periods currency conversion rates. Organic sales is an important internal measure for the Company. The Company's senior management receives a monthly analysis of operating results that includes organic sales and the performance of the Company is measured on this metric along with other performance metrics.

Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Diluted Common Share

The adjusted net income (loss) attributable to Dentsply Sirona consists of net income (loss) attributable to Dentsply Sirona adjusted to exclude the following:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to consummating and integrating acquired businesses, as well as net gains and losses related to the disposed businesses. In addition, this category includes the subsequent impact roll-off to the consolidated statements of operations which results from fair value adjustments related to business combinations, except for amortization expense of purchased intangible assets noted below. Although the Company is regularly engaged in activities to find and act on opportunities for strategic growth and enhancement of product offerings, the costs associated with these activities may vary significantly between periods based on the timing, size and complexity of acquisitions and as such may not be indicative of past and future performance of the Company. They are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract termination costs and related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives. Other costs include legal settlements and impairments of assets. The Company's restructuring programs usually require several years to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. While restructuring charges are recurring, they are subject to significant fluctuations from period to period due to the varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the impairment of assets and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets recorded in purchase accounting. Although these costs contribute to revenue generation and will recur in future periods, their amounts are significantly impacted by the timing and size of acquisitions.

(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are related to the changes in fair value and credit risk. Although this non-service component of pension expense is a recurring item, it is subject to significant fluctuations from period to period due to changes in actuarial assumptions, global financial markets (including stock market returns and interest rate changes), plan changes, settlements, curtailments, and other changes in facts and circumstances. These items can be variable and driven more by market conditions than the Company’s operating performance.

(5) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation. Income tax related adjustments may also include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. These adjustments are irregular in timing the variability in amounts may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Both adjusted net income (loss) and adjusted EPS are important internal measures for the Company. The Company's senior management receives a monthly analysis of operating results that includes adjusted net income (loss) and adjusted EPS. The performance of the Company is measured on these metrics along with other performance metrics.

Adjusted Operating Income (Loss) and Margin

In addition to reporting operating income (loss) in accordance with US GAAP, the Company provides adjusted operating income (loss) and margin. The Company defines "adjusted operating income (loss)" as operating income (loss) in accordance with US GAAP excluding certain items noted above which are excluded on a pre-tax basis to arrive at adjusted operating income (loss), a Non-GAAP measure. The adjusted operating margin is calculated by dividing adjusted operating income (loss) by net sales. Both adjusted operating income (loss) and adjusted operating margin are important internal measures for the Company. The Company's senior management receives a monthly analysis of operating results that includes adjusted operating income (loss) and margin. The performance of the Company is measured on these metrics along with the adjusted net income (loss) and adjusted EPS metrics noted above as well as other performance metrics.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

A reconciliation of reported net sales to organic sales by geographic region is as follows:

	Three Months Ended December 31, 2020				Q4 2020 Change				Three Months Ended December 31, 2019
(in millions, except percentages)	US	Europe	ROW	Total	US	Europe	ROW	Total	US	Europe	ROW	Total

Net sales	$359	$448	$275	$1,082	(8.7%)	3.0%	(2.8%)	(2.6%)	$393	$435	$283	$1,111
Foreign exchange impact					1.1%	5.0%	0.8%	2.6%
Acquisitions and divestitures					—%	(1.0%)	—%	(0.4%)
Discontinued products					(2.5%)	(1.4%)	(0.2%)	(1.5%)
Organic sales					(7.3%)	0.4%	(3.4%)	(3.3%)

	Year Ended December 31, 2020				2020 Change				Year Ended December 31, 2019
(in millions, except percentages)	US	Europe	ROW	Total	US	Europe	ROW	Total	US	Europe	ROW	Total

Net sales	$1,109	$1,387	$846	$3,342	(19.2%)	(14.1%)	(18.8%)	(17.1%)	$1,373	$1,614	$1,042	$4,029
Foreign exchange impact					0.3%	1.3%	(1.1%)	0.3%
Acquisitions and divestitures					(0.5%)	(0.9%)	(0.2%)	(0.6%)
Discontinued products					(0.6%)	(0.1%)	0.5%	(0.1%)
Organic sales					(18.4%)	(14.4%)	(18.0%)	(16.7%)

A reconciliation of reported net sales to organic sales by segment is as follows:

	Three Months Ended December 31, 2020			Q4 2020 Change			Three Months Ended December 31, 2019
(in millions, except percentages)	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total

Net sales	$633	$449	$1,082	(5.4%)	1.6%	(2.6%)	$669	$442	$1,111
Foreign exchange impact				3.0%	1.8%	2.6%
Acquisitions and divestitures				(0.5%)	(0.2%)	(0.4%)
Discontinued products				(1.7%)	(1.1%)	(1.5%)
Organic sales				(6.2%)	1.1%	(3.3%)

	Year Ended December 31, 2020			2020 Change			Year Ended December 31, 2019
(in millions, except percentages)	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total

Net sales	$1,961	$1,381	$3,342	(14.1%)	(20.9%)	(17.1%)	$2,283	$1,746	$4,029
Foreign exchange impact				0.6%	—%	0.3%
Acquisitions and divestitures				(1.0%)	(0.1%)	(0.6%)
Discontinued products				(0.2%)	—%	(0.1%)
Organic sales				(13.5%)	(20.8%)	(16.7%)
.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

For the three months ended December 31, 2020, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended December 31, 2020	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended December 31, 2020

GROSS PROFIT	$571	30	11	1	—	—	—	$42	$613
% OF NET SALES	52.8%								56.7%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	421	(19)	(24)	(16)	—	—	—	(59)	362
% OF NET SALES	38.9%								33.5%
RESTRUCTURING AND OTHER COSTS	15	—	(15)	—	—	—	—	(15)	—
OPERATING INCOME	135	49	50	17	—	—	—	116	251
% OF NET SALES	12.5%								23.2%
OTHER INCOME AND EXPENSE	12	—			(4)	—	—	(4)	8
INCOME BEFORE INCOME TAXES	123	49	50	17	4	—	—	120	243
PROVISION FOR INCOME TAXES	24	—	—	—	—	15	12	27	51
% OF PRE-TAX INCOME	19.5%								21.0%
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$99							$93	$192
% OF NET SALES	9.1%								17.7%
EARNINGS PER SHARE - DILUTED	$0.45							$0.42	$0.87

For the three months ended December 31, 2020, the following table presents the details of the "Restructuring program related costs and other costs" column in the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Asset Impairments	Separation Costs Related to Executives	Costs Related to Restructuring Plans	Professional Services Costs	Total

Cost of products sold	$—	$—	$11	$—	$11
Selling, general, and administrative expenses	—	11	1	12	24
Restructuring and other costs	6	—	9	—	15
Total	$6	$11	$21	$12	$50

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

For the three months ended December 31, 2019, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended December 31, 2019	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended December 31, 2019

GROSS PROFIT	$610	30	1	1	—	—	—	$32	$642
% OF NET SALES	54.9%								57.8%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	460	(17)	(23)	—	—	—	—	(40)	420
% OF NET SALES	41.4%								37.8%
RESTRUCTURING AND OTHER COSTS	13	—	(13)	—	—	—	—	(13)	—
OPERATING INCOME	137	47	37	1	—	—	—	85	222
% OF NET SALES	12.3%								20.0%
OTHER INCOME AND EXPENSE	—	—	6	(2)	(1)	—	—	3	3
INCOME BEFORE INCOME TAXES	137	47	31	3	1	—	—	82	219
PROVISION FOR INCOME TAXES	35	—	—	—	—	24	(4)	20	55
% OF PRE-TAX INCOME	25.5%								25.1%
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$102							$62	$164
% OF NET SALES	9.2%								14.8%
EARNINGS PER SHARE - DILUTED	$0.46							$0.27	$0.73

For the three months ended December 31, 2019, the following table presents the details of the "Restructuring program related costs and other costs" column in the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Separation Costs Related to Executives	Sale or Discontinuation of Non-Strategic Business or Product Lines	Costs Related to Restructuring Plans	Professional Services Costs	Incentive Compensation	Other	Total

Cost of products sold	$—	$1	$—	$—	$—	$—	$1
Selling, general, and administrative expenses	(2)	—	—	20	5	—	23
Restructuring and other costs	—	—	13	—	—	—	13
Interest expense, Interest income, and Other expense (income), net	—	(12)	—	—	—	6	(6)
Total	$(2)	$(11)	$13	$20	$5	$6	$31

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

For the year ended December 31, 2020, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Twelve Months Ended December 31, 2020	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Twelve Months Ended December 31, 2020

GROSS PROFIT	$1,657	118	44	5	—	—	—	$167	$1,824
% OF NET SALES	49.6%								54.6%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	1,435	(74)	(57)	(17)	—	—	—	(148)	1,287
% OF NET SALES	42.9%								38.5%
GOODWILL IMPAIRMENT	157	—	(157)	—	—	—	—	(157)	—
RESTRUCTURING AND OTHER COSTS	77	—	(77)	—	—	—	—	(77)	—
OPERATING (LOSS) INCOME	(12)	192	335	22	—	—	—	549	537
% OF NET SALES	(0.4%)								16.1%
OTHER INCOME AND EXPENSE	48	—	—	—	(9)	—	—	(9)	39
(LOSS) INCOME BEFORE INCOME TAXES	(60)	192	335	22	9	—	—	558	498
PROVISION FOR INCOME TAXES	23	—	—	—	—	90	(9)	81	104
% OF PRE-TAX INCOME	(38.3%)								20.9%
NET (LOSS) INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$(83)							$477	$394
% OF NET SALES	(2.5%)								11.8%
EARNINGS PER SHARE - DILUTED	$(0.38)							$2.17	$1.79

For the year ended December 31, 2020, the following table presents the details of the "Restructuring program related costs and other costs" column in the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Impairments	Separation Costs Related to Executives	Costs Related to Restructuring Plans	Professional Services Costs	Incentive Compensation	Total

Cost of products sold	$—	$—	$44	$—	$—	$44
Selling, general, and administrative expenses	—	10	2	43	2	57
Goodwill impairment	157	—	—	—	—	157
Restructuring and other costs	47	—	30	—	—	77
Total	$204	$10	$76	$43	$2	$335

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

For the year ended December 31, 2019, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Twelve Months Ended December 31, 2019	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Twelve Months Ended December 31, 2019

GROSS PROFIT	$2,165	116	25	6	—	—	—	$147	$2,312
% OF NET SALES	53.7%								57.4%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	1,723	(74)	(78)	(1)	—	—	—	(153)	1,570
% OF NET SALES	42.8%								39.0%
RESTRUCTURING AND OTHER COSTS	81	—	(81)	—	—	—	—	(81)	—
OPERATING INCOME	361	190	184	7	—	—	—	381	742
% OF NET SALES	9.0%								18.4%
OTHER INCOME AND EXPENSE	16	—	1	(3)	(5)	—	—	(7)	9
INCOME BEFORE INCOME TAXES	345	190	183	10	5	—	—	388	733
PROVISION FOR INCOME TAXES	82	—	—	—	—	102	(1)	101	183
% OF PRE-TAX INCOME	23.8%								25.0%
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$263							$287	$550
% OF NET SALES	6.5%								13.7%
EARNINGS PER SHARE - DILUTED	$1.17							$1.28	$2.45

For the year ended December 31, 2019, the following table presents the details of the "Restructuring program related costs and other costs" column in the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Asset Impairments	Separation Costs Related to Executives	Sale or Discontinuation of Non-Strategic Business or Product Lines	Costs Related to Restructuring Plans	Professional Services Costs	Incentive Compensation	Other	Total

Cost of products sold	$—	$—	$24	$—	$—	$—	$1	$25
Selling, general, and administrative expenses	—	9	11	—	40	15	3	78
Restructuring and other costs	42	—	1	33	—	—	5	81
Interest expense, Interest income, and Other expense (income), net	—	—	(7)	—	—	—	6	(1)
Total	$42	$9	$29	$33	$40	$15	$15	$183